EXHIBIT 10.25

                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                          OGLETHORPE POWER CORPORATION
                      (An Electric Membership Corporation)

                                       AND

                                 THOMAS A. SMITH

     This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into effective the 15th day of March, 2002 ("Effective Date"), by and between THOMAS A. SMITH ("Employee") and OGLETHORPE POWER CORPORATION (An Electric Membership Corporation) ("Employer") (individually a "Party" or collectively "the Parties").

                                   WITNESSETH:

     WHEREAS, the Board of Directors of Employer elected Employee to continue to serve as its President and Chief Executive Officer, effective March 15, 2002;

     WHEREAS, Employee desires to formalize his employment relationship with Employer and to ensure the security of his position;

     WHEREAS, Employer is willing to enter into an agreement with Employee, and Employee is willing to enter into an agreement on that same basis;

     NOW THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the Parties agree as follows:

                                    ARTICLE 1
                                   EMPLOYMENT

     Employer employs Employee and Employee accepts employment as Employer's President and Chief Executive Officer ("CEO") upon the terms and conditions set forth herein.













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

                                    ARTICLE 2
                            TERM AND OTHER EMPLOYMENT

     2.1 Term.  Subject to the provisions for automatic  renewal and termination
         ----
as provided herein below, the term of this Agreement shall be effective as of March 15, 2002, and shall terminate at 12:00 a.m. on December 31st, 2004 ("Term").

     2.2  Automatic  Renewal.  With the  exception of Sections  5.3  ("Retention
          ------------------
Bonus"), 5.4 ("Supplemental Retirement Income"), and 7.6 ("Resignation by Employee for Other Than Good Reason") of the Agreement, the Agreement shall automatically be extended for an unlimited number of one-year periods, unless on or before December 31, 2002, or twenty-four (24) months before the expiration of any extension of the Agreement, either party to the Agreement provides to the other written notice of its/his desire not to automatically renew this Agreement, or unless Employee's employment has previously otherwise terminated as hereinafter provided.

     2.3 Other  Employment.  Employee  agrees  that,  unless this  Agreement  is
         -----------------
terminated in accordance with Article 7 hereof, during the term of this Agreement he will not, without the consent of Employer, accept employment with any employer other than Employer.

     2.4  Compensation  From Other Boards And Similar  Actions.  Notwithstanding
          ----------------------------------------------------
Section 2.3, Employee may receive compensation for participation on boards of directors or similar part-time associations, provided that such participation does not interfere with the performance of his employment obligations to Employer and that such participation has been approved in advance by the Employer's Board of Directors.

                                    ARTICLE 3
                      PERFORMANCE REVIEWS AND COMPENSATION

     3.1 Basic  Compensation.  For all services  rendered by Employee under this
         -------------------
Agreement, Employer shall pay Employee an annual base salary ("Base Compensation") as determined from time to time in accordance with this


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

Agreement.  In no event shall Base  Compensation  be less than Three Hundred and
Twenty-five   Thousand  Dollars   ($325,000.00)  per  year,   payable  in  equal
installments on the 15th and the last business day of each month.

     3.2 Adjustments To Basic Compensation. On an annual basis, Employer's Board
         ---------------------------------
of Directors shall review the compensation plan of Employer for the purpose of determining what, if any, adjustments are to be made to the base compensation for Employer's associate positions. Employee's Base Compensation will be reviewed in accordance with this process. The Board of Directors will make such adjustments, if any, in Employee's Base Compensation as it deems appropriate as part of this annual review. Any such adjustments will be effective with the effective date for all other Employer associates.

                                    ARTICLE 4
                                     DUTIES

     Employee shall serve as the President and Chief Executive Officer of Employer and, as directed by the Board of Directors, any subsidiary of Employer. In these roles he shall manage the day-to-day affairs of the Employer and any such subsidiary. Employee shall have such other duties and responsibilities as from time-to-time may be reasonably assigned to him by the Board of Directors of Employer, and that are consistent with Employee's role as its President and Chief Executive Officer and with the bylaws of Employer or any subsidiary of Employer.

                                    ARTICLE 5
                           EMPLOYER PROVIDED BENEFITS

     5.1 Basic Benefits.  Employer  currently provides to all of its associates,
         --------------
including Employee, a comprehensive benefits package. During the term of his employment, Employee shall be entitled to receive and shall be allowed to participate in these benefits on the terms and conditions as provided in the


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

policies and practices of Employer as the same may be modified from time-to-time by Employer's Board of Directors.

     5.2  Modification  Of Benefits.  Employee  recognizes that it is within the
          -------------------------
sole discretion of Employer's Board of Directors to modify the benefits of Employer from time-to-time and agrees that no claim will arise against Employer by virtue of its Board of Directors' exercise of its rights to modify Employer's benefits package. In addition, Employee shall be entitled to five (5) weeks paid vacation time and an automobile or an automobile allowance and such benefits shall not be reduced during the term of this Agreement (including any extensions thereof).

     5.3. Retention Bonus.
          ---------------

     (a) As a reward for Employee's past service with Employer, and to incentivize Employee to enter into the Agreement, Employer will pay Employee, in addition to the salary and benefits identified in Articles 3 and 5, a lump sum payment equaling $100,000, to be paid on March 15, 2002.

     (b) If Employee is employed by Employer through December 31, 2002, Employee will receive, in addition to the salary and benefits identified in Articles 3 and 5, a lump-sum payment equaling $50,000, to be paid by January 31, 2003. Employee agrees he is not entitled to this payment if, prior to December 31, 2002, Employee ceases or terminates employment with Employer other than for "Good Reason" as defined in Section 7.5, or if he is terminated for cause as defined in Section 7.1.

     (c) If Employee is employed by Employer through December 31, 2003, Employee will receive, in addition to the salary and benefits identified in Articles 3 and 5, a lump-sum payment equaling $25,000, to be paid by January 31, 2004. Employee agrees he is not entitled to this payment if, prior to December 31, 2003, Employee ceases or terminates employment with Employer other than for

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

"Good Reason" as defined in Section 7.5, or if he is terminated for cause as defined in Section 7.1.

     (d) If Employee is employed by Employer through December 31, 2004, Employee will receive, in addition to the salary and benefits identified in Articles 3 and 5, a lump-sum payment equaling $25,000, to be paid by January 31, 2005. Employee agrees he is not entitled to this payment if, prior to December 31, 2004, Employee ceases or terminates employment with Employer other than for "Good Reason" as defined in Section 7.5, or if he is terminated for cause as defined in Section 7.1.

     5.4  Supplemental  Retirement  Income.  Employer  will set  aside  deferred
          --------------------------------
compensation for Employee in accordance with the parties' Participation Agreement for the Oglethorpe Power Corporation Executive Supplemental Retirement Plan, executed by the parties contemporaneously herewith.

     5.5 Variable Pay. Prior to January 31st of each year,  Employer's  Board of
         ------------
Directors shall establish Employee's goals to be accomplished during that calendar year. These may be goals that can be fully accomplished during that calendar year or intermediate milestones for corporate initiatives, which cannot be accomplished during that calendar year. Each goal shall have associated with it variable pay which Employee can earn upon accomplishment of the goal. Each goal shall be realistically achievable. Employee must be employed through December 31st of the year in which these goals are established and accomplished, in order to be paid any variable pay. Any variable pay earned is payable on March 15th of the following year. Notwithstanding Section 5.2 of the Agreement, in no event shall Employer reduce Employee's variable pay target below Employee's target as of the Effective Date or the year preceding the one in
question,   whichever  is  higher.


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


                                    ARTICLE 6
                                EMPLOYEE EXPENSES

     Employee is authorized to incur reasonable business expenses on behalf of Employer and its subsidiaries in performing his duties. Such reasonable expenses shall be promptly paid (or reimbursed as applicable) by Employer.

                                    ARTICLE 7
                           TERMINATION OF EMPLOYMENT

     7.1 Termination For Cause.  Employer may terminate Employee's employment at
         ---------------------
any time for "Cause." Cause shall exist if Employee commits: (a) an act or acts of dishonesty, which constitute a felony or job-related misdemeanor, or an act or acts which both materially breach Employee's fiduciary duties to Employer, or a subsidiary of Employer, for which he is acting as President and Chief Executive Officer and which either: (1) causes material harm to Employer, or a subsidiary of Employer, for which he is acting as President and Chief Executive Officer; (2) materially impairs the reputation of Employer, or a subsidiary of Employer, for which he is acting as President and Chief Executive Officer; or
(3) materially interferes with the operations of the Employer, or a subsidiary of Employer, for which he is acting as President and Chief Executive Officer. Cause shall also be defined as: (b) physical or mental disability or other inability to perform the essential functions of Employee's position, with or without accommodation, which shall be interpreted to be consistent with Employer's obligations to Employee under the ADA; or (c) the death of Employee.

     7.2 Notice Of Decision By Employer.  Employer shall provide  written notice
         ------------------------------
specifying with particularity the action or inaction it believes constitute cause.

     7.3 Effect Of Termination For Cause. In the event that Employer  terminates
         -------------------------------
Employee for Cause, Employee will be entitled to receive the portion of Salary accrued and owing to Employee only through the date of such termination, within

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

thirty (30) days after notice of termination. If Employer terminates Employee for Cause during the notice period identified in Section 7.6, Resignation By Employee For Other Than Good Reason, then this Section 7.3 supercedes, and takes precedence over, any resignation by Employee pursuant to Section 7.6.

     7.4 Termination Without Cause. Employer may terminate Employee's employment
         -------------------------
at any time without cause. However, in the event Employee is terminated by Employer without cause, Employee shall be entitled to receive (in addition to accrued salary and benefits, including amounts earned under Article 5 during the previous year but unpaid) the following amounts in lump-sum form payable within thirty (30) days of such termination without cause: (a) all Base Compensation (at the then applicable yearly rate) he would be entitled to receive through the then applicable term of the Agreement. In no event shall this amount be greater than two (2) years' Base Compensation (at the then applicable yearly rate) nor less than one (1) year's Base Compensation (at the then applicable yearly rate), and (b) an amount equal to the cost of providing all health and dental insurance during the remaining term of the Agreement or one (1) year, whichever is longer.

     7.5 Resignation By Employee For Good Reason.  Employee shall have the right
         ---------------------------------------
to terminate his employment with Employer, and such termination shall, for purposes of this Agreement, be considered a resignation by Employee for "Good Reason" if Employer: (i) changes Employee's position and title from President and Chief Executive Officer to a title and position of decreased responsibility or salary; or (ii) Employee's place of employment is located more than fifty
(50) miles from the current corporate location in Tucker, Georgia. An event described in this Section 7.5(d) will not constitute Good Reason unless it is
(i) communicated by Employee to Employer in writing and (ii) not corrected by Employer within thirty (30) days of Employer's receipt of such written notice.


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

If Employee resigns for "Good Reason", he is entitled to the compensation designated in Section 7.4.

     7.6 Resignation by Employee for Other Than Good Reason.
         --------------------------------------------------

     (a) Employee shall have the right to terminate his employment with Employer, and such termination shall, for purposes of this Agreement, be considered a resignation for "Other Than Good Reason" if Employee determines, in his discretion, that he wishes to resign; provided that, if he resigns for Other Than Good Reason, Employee must provide Employer with sixty (60) days notice of his intent to leave the Company.

     (b) If Employee resigns for Other Than Good Reason prior to December 31, 2002, Employer will pay Employee twelve (12) months' salary within thirty (30) days of his resignation.

     (c) If Employee resigns for Other Than Good Reason between January 1, 2003, and December 31, 2003, Employer will pay Employee six (6) months' salary within thirty (30) days of his resignation.

     7.7 Receipt In Lieu Of Other Compensation.  Employee  acknowledges that the
         -------------------------------------
receipt of the compensation outlined in this Article is in lieu of any other amounts to which he may be entitled for any reason related to his employment by Employer or, as appropriate, a subsidiary of Employer and in lieu of any monies he would otherwise be entitled to receive under any then applicable corporate policy.

     7.8 Mutual  Release.  Employee  agrees  that in the event of a  termination
         ---------------
without cause, Resignation for "Good Reason", or Resignation for "Other Than Good Reason", as a condition precedent to receipt of the monies described in this Article 7, he shall execute a full and final release of all claims (other than vested benefits) against Employer, its Members, Directors, officers,


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

agents, associates, subsidiaries, affiliates and attorneys, in the reasonable form provided by Employer to Employee, and Employee shall receive a comparable reciprocal release from Employer in the form provided by Employee to Employer.

     7.9 No Duty To Mitigate.  In the event Employee's  employment is terminated
         -------------------
in a manner that gives  Employee a right to receive  payment  described  in this
Article 7 (collectively "damages"), Employee shall have no obligation to mitigate such damages, and no subsequent earnings shall serve as mitigation of the amounts owed hereunder to Employee by the Employer.

                               ARTICLE 8 NOTICE TO
                      EMPLOYER UPON VOLUNTARY RESIGNATION

     Employee agrees that, should he choose to voluntarily separate himself from Employer, he will provide Employer with a minimum of sixty (60) days written notice, said notice to be provided in accordance with the terms of this Agreement.

                                    ARTICLE 9
                        COVENANTS NOT TO COMPETE/SOLICIT

     9.1 Non Compete. Employee agrees that in the event he voluntarily separates
         -----------
himself from Employer pursuant to Section 7.6 or if he is terminated for cause as defined by Section 7.1 of the Agreement, he will not, for a period of one (1) year thereafter, unless he obtains written consent from the Chairman of the Board of Employer, within the "Defined Territory", be employed by or engage in any business that supplies power, or other business that competes with Employer wherein Employee would perform services which are the same or substantially similar to those duties performed by Employee for Employer. "Defined Territory" is the State of Georgia.

     9.2  Non-Solicitation  of Customers.  Employee  agrees that in the event he
          ------------------------------
voluntarily separates himself from Employer pursuant to Section 7.6 of the Agreement, or if he is terminated for Cause as defined by Section 7.1 of the


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Agreement,  he will  not,  for a period  of one (1) year  thereafter,  unless he obtains written consent from the Chairman of the Board of Employer, call upon, contact or solicit any customer or potential customer of Employer who was a customer or potential customer to whom Employee marketed, promoted, distributed or sold Employer's services on Employer's behalf, or with whom Employee had contact as President and CEO of Employer, where such call, contact or solicitation is for the purpose of marketing, promoting, distributing, or selling services competitive to those offered by Employer.

     9.3  Non-Solicitation  of Employees - Employee  agrees that in the event he
          ------------------------------
voluntarily separates himself from Employer pursuant to Section 7.6 of the Agreement, or if he is terminated for Cause as defined by Section 7.1 of the Agreement, he will not, for a period of one (1) year thereafter, unless he obtains written consent from the Chairman of the Board of Employer, contact, or encourage another to contact, any person who is, at that time, and was, during Employee's employment with the Company, an employee, agent or contractor of the Company, for the purpose of enticing him or her away from the employ of the Company.

     9.4 Reasonableness Of Provisions. Employee acknowledges that the provisions
         ----------------------------
specified herein in Article 9 regarding his non-competition and non-solicitation are fair and equitable under the circumstances and agrees that the period for such undertaking may be tolled or suspended pursuant to a court order for any period of time during which he is found by a court of competent jurisdiction to be in violation of this Article 9. Moreover, Employee acknowledges that should he be in violation of this Article 9, Employer shall be entitled to seek injunctive or monetary relief in a court of competent jurisdiction, and Employer shall recover its costs, including attorney's fees, in having to specifically enforce these covenants. However, in the event any such effort by Employer is


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wholly or significantly unsuccessful, it is Employee (versus Employer) who shall be entitled to his costs,  including attorneys' fees.

     9.5 Failure Of Employer to Provide 9.1 Consent.  In the event that Employee
         ------------------------------------------
voluntarily  separates  himself from  Employer  for "Good  Reason" as defined in
Section 7.5 of this Agreement, and Employer does not provide written consent waiving the provisions of Section 9.1 above, on the termination date of Employee's employment, Employer shall provide one (1) year's compensation equivalent to Employee's Base Compensation and one (1) year's health and dental benefits. Such payment shall be made regardless of whether Employee obtains employment that does not violate Section

                          9.1. ARTICLE 10 ARBITRATION

     10.1  Agreement  To  Arbitrate.   Except  as  otherwise  provided  in  this
           ------------------------
Agreement, Employer and Employee hereby agree to resolve by binding arbitration all claims and controversies for which a court otherwise would be authorized by law to grant relief, in any way arising out of, relating to or associated with Employee's employment with Employer or any subsidiary of Employer, including disputes concerning the formation or terms of this Agreement and disputes regarding a determination by Employer's Board of Directors that there is "cause" for Employee's termination.

     10.2 Procedure.  Any such arbitration  shall be in accordance with the then
          ---------
applicable rules of the American Arbitration Association ("AAA") or CPR Institute for Dispute Resolution. The arbitration hearing will be held before an experienced employment arbitrator or panel of such arbitrators licensed to practice law in the State of Georgia and selected by and in accordance with the rules of the AAA or CPR Institute for Dispute Resolution, as the exclusive remedy for such claims or dispute. The forum of such arbitration shall be Atlanta, Georgia.


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         10.3 Required Notice. The Party seeking arbitration of a dispute, claim
              ---------------
or controversy as required by this Article 10, must give specific written notice of any claim to the other Party within twelve (12) months of the date the Party seeking arbitration first has knowledge of the events giving rise to a claim or dispute; otherwise, the claim shall be void and deemed waived even if there is a federal or state statute of limitation which would have given more time to pursue the claim.

     10.4 Right To Additional Relief.  Notwithstanding  the foregoing,  Employer
          --------------------------
shall have the right to seek temporary and/or preliminary injunctive relief in a court of competent jurisdiction to enforce the terms of Article 9 hereof. The ultimate resolution of the underlying issues in such litigation shall, however, be subject to the agreement by the Parties to resolve any disputes by arbitration as set forth herein.

     10.5  Reimbursement Of Expenses.  Employer shall be responsible for payment
           -------------------------
of the arbitration costs, excluding Employee's attorney's fees, unless Employee prevails, in which event Employer shall also pay Employee's attorney's fees and related arbitration expenses.

                                   ARTICLE 11
                              FURTHER RESTRUCTURING

     11.1  Recognition  Of Possible  Future  Restructuring.  It is recognized by
           -----------------------------------------------
Employer and Employee that the volatility in the utility industry may result in further restructurings, which may be forced by changes in the regulatory environment or which may be determined by the Board of Directors of the Employer to be in the best interests of Employer and its Members. Employee recognizes this possibility and the need for the Board of Directors of the Employer to be able to react to such changes. Said recognition is not in derogation of any rights or obligation in this Agreement.


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     11.2 Sale Or Transfer Of Employer. In the event that Employer or a majority
          ----------------------------
of its assets (or control of such assets) are sold or otherwise transferred such that: (1) Employee's services as President and Chief Executive Officer of Employer are no longer required; or (2) a material reduction of Employee's title, responsibilities or reporting relationships occurs that is inconsistent with Employee's position, Employee will be entitled to compensation as if such event is a termination without cause.

                                   ARTICLE 12
                      RURAL UTILITIES SERVICE REQUIREMENTS

     12.1 Rights Of Employer  Upon Event Of Default.  Upon the  occurrence of an
          -----------------------------------------
Event of Default (as defined in the Amended and Consolidated Loan Contract between the Employer and the United States of America, dated as of March 1, 1997, which is hereby incorporated into the Agreement by reference) or if an event occurs and is continuing, which will, with the passage of time or the giving of notice, or both, become an Event of Default, and the Rural Utilities Service requests that the Employer terminate Employee, then notwithstanding any other provision in this Agreement, Employer may immediately upon written notice to Employee terminate the employment of Employee.

     12.2  Effective  Termination  Under  Section 12.1.  Termination  under this
           -------------------------------------------
Article 12 shall be deemed a termination without cause, unless the event or the Event of Default which gives rise to the Rural Utilities Service's request is caused by action of Employee which permit termination for Cause under Article 7. In either case, Employee's right to compensation will be governed by Article 7.

                                   ARTICLE 13
                                  MISCELLANEOUS

     13.1 Third Party  Beneficiaries.  There are no third party beneficiaries to
          --------------------------
this Agreement.


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

     13.2  Notices.  Any notice  required  or  permitted  to be given under this
           -------
Agreement shall be sufficient if in writing and sent by certified or registered mail to Employee's residence then on file with Employer. In the case of Employer or any of its subsidiaries, Notice shall be sent as follows:

         Oglethorpe Power Corporation
         2100 East Exchange Place
         P.O. Box 1349
         Tucker Georgia 30085-1349
         Attention: Chairman of the Board

     13.3  Waiver Of Breach.  The waiver by  Employer or Employee of a breach of
           ----------------
any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by Employee or Employer, respectively.

     13.4  Assignment.  The  rights  and  obligations  of  Employer  under  this
           ----------
Agreement shall inure to the benefit of and shall be binding upon Employer's successors and assigns.

     13.5 Governing Law. This Agreement shall be governed by,  construed  under,
          -------------
performed, and enforced in accordance with the laws of the State of Georgia.

     13.6  Severability.  Should  any  provision  of this  Agreement  or portion
           ------------
thereof, be ruled void, invalid, unenforceable or contrary to public policy by any court of competent jurisdiction, then any remaining portion of such provision and all other provisions of this Agreement shall survive and be applied and any invalid or unenforceable portion shall be construed or performed to preserve as much of the original words, terms, purpose, and intent as shall be permitted by law.

     13.7   Counterparts.   This  Agreement   shall  be  executed  in  duplicate
            ------------
counterparts. Each counterpart is deemed an original of equal dignity with the other. The official executing this Agreement on behalf of Employer represents


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

and warrants that he has full requisite authority to do so.

     13.8 Entire Agreement.  This Agreement sets forth the entire  understanding
          ----------------
and agreement of Employer and Employee with respect to the employment relationship between Employer and Employee which is the subject of this Agreement. All courses of dealing, and prior representations, promises, understandings and agreements, whether oral or written, including all other employment agreements between Employee and Employer, are superseded by this Agreement, including, but not limited to, the Parties' Employment Agreement dated September 15, 1999, and the Amendment to Employment Agreement, dated May 8, 2001. No modification of or amendment to this Agreement shall be binding upon Employer or Employee unless in writing and signed by both Parties hereto. No provision of this Agreement shall be construed against or interpreted to the advantage or disadvantage of either Party by any court, judicial or other governmental authority by reason of such Party having been deemed to have structured, written, drafted or dictated such provision.

     13.9 Captions.  The title to each Article and the  underlined  headings and
          --------
titles preceding each Section of this Agreement are for the purpose of identification, convenience and ease of reference, and shall be completely disregarded in the construction of this Agreement.

     13.10 Prior Employment Contract. This Agreement shall supersede and replace
           -------------------------
any and all prior contracts for employment between Employer and Employee.


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

     IN WITNESS WHEREOF, Employer and Employee have caused these presents to be executed as of the date first stated above.

                                            EMPLOYER:
                                            OGLETHORPE  POWER CORPORATION
                                            (An Electric Membership Corporation)

                                            By: /s/ J. Calvin Earwood
                                               -------------------------------
                                            Title: Chairman of the Board


                                            EMPLOYEE:

                                            Thomas A. Smith
                                               /s/ Thomas A. Smith
                                              --------------------------------



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